EXHIBIT 10.3

CHARMING SHOPPES MASTER TRUST

SERIES 2004-VFC PAYOFF AND RELEASE AGREEMENT

Dated as of October 25, 2009

among

SPIRIT OF AMERICA, INC.,

as Servicer

CHARMING SHOPPES RECEIVABLES CORP.,

as Seller and Class B Purchaser,

SHEFFIELD RECEIVABLES CORPORATION,

as the Conduit Purchaser,

BARCLAYS BANK PLC

as Administrator for the Conduit Purchaser

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

SERIES 2004-VFC PAYOFF AND RELEASE AGREEMENT (the “Agreement”), dated as of October 25, 2009, among SPIRIT OF AMERICA, INC., as Servicer  (the “Servicer”), CHARMING SHOPPES RECEIVABLES CORP., as Seller and Class B Purchaser (in such capacities, the “Seller” or the “Class B Purchaser”), SHEFFIELD RECEIVABLES CORPORATION, as the Conduit Purchaser (the “Conduit Purchaser”), BARCLAYS BANK PLC, as Administrator for the Conduit Purchaser (the Administrator”) and U.S. BANK NATIONAL ASSOCIATION, as Trustee of the Charming Shoppes Master Trust (the “Trustee”).

WHEREAS, the Seller, the Servicer, the Conduit Purchaser and the Administrator are parties to that certain Certificate Purchase Agreement, dated as of January 21, 2004 (as amended, the “Certificate Purchase Agreement”);

WHEREAS, the Servicer and the Trustee are parties to that Series 2004-VFC Supplement, dated as of January 21, 2004 (as amended, the “Supplement”), to the Second Amended and Restated Pooling and Servicing Agreement, dated as of November 25, 1997 (as amended, the “PSA”).

WHEREAS, the Seller desires to cause the entire amount of the Investor Interest to be prepaid in full; and

WHEREAS, the Conduit Purchaser and the Administrator have consented to such prepayment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             DEFINITIONS

Capitalized terms used but not defined herein shall have the meanings given such terms in the Supplement (as defined herein).  For purposes of this Agreement, the following terms shall have the meanings given them below:

“Accounts Purchase Agreement” means the purchase agreement, dated as of August 12, 2009 among the Servicer, Spirit of America, Inc. and the Seller, as seller parties, and World Financial Network National Bank, as purchaser.

“Class A Payoff Amount” means the sum of the following amounts: (i) the Class A Investor Interest, plus (ii) accrued and unpaid interest on the Class A Investor Interest through the Payoff Date, plus (iii) the accrued and unpaid Class A Non-Use Fees and Class A Additional Amounts in respect of the Class A Investor Interest through the Payoff Date.

“Class B Payoff Amount” means the sum of (i) the Class B Investor Interest plus (ii) accrued interest on the Class B Investor Interest.

“Payoff Amount” means the sum of the Class A Payoff Amount and the Class B Payoff Amount.

“Payoff Date” means October 30, 2009 or such later date as is designated in writing to the parties hereto by the Servicer; provided, however, it is understood and agreed that (i) the Payoff Date shall not be a Distribution Date and (ii) the Payoff Date shall not occur prior to consummation of the transactions contemplated by the Accounts Purchase Agreement.

2.             THE PAYOFF AND TERMINATION

SECTION 2.1 Termination of Obligations.  Subject to the terms and conditions of this Agreement, each of the Trustee and the Certificateholders acknowledges and agrees that, following transfer by the Servicer of the Payoff Amount to the Administrator on the Payoff Date, (i) the Supplement, the Certificate Purchase Agreement and the Fee Letter shall be terminated and (ii) neither the Seller nor the Servicer shall have any further obligations with respect to the Supplement, the Certificate Purchase Agreement, the Fee Letter or the Series 2004-VFC Certificates, except for obligations that, by the terms of the Certificate Purchase Agreement survive the termination thereof.

SECTION 2.2 Waiver; Calculation of Payoff Amount; True-Up.

(a) The parties hereto agree to waive the refinancing provisions of Section 4(c) of the Supplement.

(b) No later than 2:00 p.m. New York time two Business Days prior to the Payoff Date, the Seller (or the Servicer on its behalf) shall request the Administrator to provide it with the Class A Payoff Amount.

(c) Within one Business Day following receipt of the notice described in Section 2.2(a) hereof, the Administrator shall deliver to the Servicer, the Seller, and the Class A Purchaser a statement of the Class A Payoff Amount, setting forth in reasonable detail, the manner in which such amounts were calculated.

(d) One Business Day prior to the Payoff Date, the Servicer shall calculate the Class B Payoff Amount and following receipt of the statement described in Section 2.2(c) shall calculate the Payoff Amount.

(e) On the Payoff Date, the Seller shall cause the Servicer or its designee to transfer the Payoff Amount distributed on the Payoff Date to the Trustee in immediately available funds.  Concurrently therewith the Trustee shall (i) apply the Payoff Amount in accordance with the Supplement and the PSA after giving effect to all other distributions of Collections to be made on the Payoff Date and (ii) the Administrator shall deliver the Investor Certificates representing the Class A Investor Interest to the Trustee for cancellation.

3.             REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1 Absence of Liens.  Each of the Administrator and the Conduit Purchaser represents and warrants to each other party that it has not granted any security interest in, and no person claiming through the Administrator or Conduit Purchaser as the result of an act or omission of the Administrator or Conduit Purchaser has created any lien, pledge or encumbrance on or against, any Receivables.

SECTION 3.2 The Servicer promises to pay to the Administrator or counsel to the Administrator, as applicable (i) out-of-pocket costs and reasonable attorneys’ fees incurred by the Conduit Purchaser and the Administrator in connection with this Agreement and (ii) such out-of-pocket costs and reasonable attorneys’ fees (if any) as are outstanding and owing to the Conduit Purchaser or the Administrator under the Certificate Purchase Agreement, the Supplement and the transactions thereunder, in each case following receipt of an invoice or other appropriate documentation.

4.             CONDITION PRECEDENT

SECTION 4.1 Consummation of the Accounts Purchase Agreement.  It shall be a condition precedent to requirement to transfer the Payoff Amount under Section 2.1(c) hereof that the transactions contemplated by the Accounts Purchase Agreement be consummated on the Payoff Date.  If the Servicer does not pay the Payoff Amount to the Trustee on the Payoff Date pursuant to Section 2.2(e) hereof, then the Seller shall cause the Servicer to make a Breakage Payment to the Conduit Purchaser in accordance with Section 4.6(c) of the Supplement.

5.             MISCELLANEOUS

SECTION 5.1 Further Assurances.  Each of the Conduit Purchaser and the Administrator agrees, at the Seller’s expense, to promptly execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Seller may reasonably request, to carry out the terms of the Agreement.

SECTION 5.2 Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 5.3 No Petition.  (a)  The Seller, the Servicer, the Trustee, the Class B Purchaser, the Conduit Purchaser and the Administrator, by entering into this Agreement, hereby covenant and agree that they will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Investor Certificates, this Agreement, the Certificate Purchase Agreement or the Supplement.

(b) The Servicer, the Trustee, the Conduit Purchaser and the Administrator hereby covenant and agree that they will not at any time institute against the Seller, or join in any institution against the Seller of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Investor Certificates, this Agreement, the Certificate Purchase Agreement or the Supplement.

(c) The Servicer, the Class B Purchaser, the Trustee, the Trust and the Administrator hereby covenant and agree that they will not at any time institute against the Conduit Purchaser, or join in any institution against the Conduit Purchaser of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Investor Certificates, this Agreement, the Certificate Purchase Agreement or the Supplement.

SECTION 5.4 Costs, Expenses and Taxes.  The Seller agrees to pay on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the other related documents, including, without limitation, reasonable attorney fees and expenses for the Administrator and Conduit Purchaser.

SECTION 5.5 Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Series 2004-VFC Payoff and Release Agreement to be signed by their duly authorized officers as of the date set forth on the cover page of this Agreement.

SPIRIT OF AMERICA, INC., as the Servicer

By:
Name: Eric M. Specter
Title: President

CHARMING SHOPPES RECEIVABLES CORP., as the Seller and Class B Purchaser

By:
Name: Eric M. Specter
Title: President

SHEFFIELD RECEIVABLES CORPORATION, as the Conduit Purchaser

By:
Name:
Title:

BARCLAYS BANK PLC, as Administrator for the Conduit Purchaser

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as the Trustee for CHARMING SHOPPES MASTER TRUST

By:
Name:
Title: